UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 5, 2010, Cephalon, Inc. (the “Company”) and Robert P. Roche, Jr., the Company’s Executive Vice President, Worldwide Pharmaceutical Operations as of that date, entered into a consulting agreement (the “Agreement”) for a term beginning February 8, 2010 and ending on August 8, 2010.  During the term of the Agreement, Mr. Roche will assist with the transition of responsibilities with respect to worldwide pharmaceutical operations in return for a one- time payment of $302,000 to be made on August 12, 2010.  As previously disclosed in a Current Report on Form 8-K filed January 8, 2010, Mr. Roche resigned from his position with the Company effective February 5, 2010.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is incorporate herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	10.1	Consulting Agreement dated as of February 5, 2010 by and between Cephalon, Inc. and Robert P. Roche, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 11, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting Agreement dated as of February 5, 2010 by and between Cephalon, Inc. and Robert P. Roche, Jr.